                                                                    EXHIBIT 99.1

                                  [Proxy Card]


                            TITAN EXPLORATION, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack D. Hightower and William K. White, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock ("Common Stock") of Titan Exploration, Inc. (the "Company") standing in the name of the undersigned on October 24, 1997, at the special meeting of stockholders to be held on December 12, 1997 at 10:00 a.m., local time, at the Midland Room, Tower Two, Fasken Center, 550 West Texas, Midland, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1.  FOR [ ]  AGAINST [ ]  ABSTAIN  [ ]  Approval of (a) the Amended and Restated
                                        Agreement and Plan of Merger (the
                                        "Merger Agreement"), as more fully
                                        described in the accompanying Joint
                                        Proxy Statement/Prospectus, and pursuant to which, among other things, (i) Titan Offshore, Inc., a wholly-owned subsidiary of the Company, would merge with and into Offshore Energy
                                        Development Corporation ("OEDC") and
                                        (ii) each issued and outstanding share
                                        of Common Stock of OEDC would be
                                        converted into the right to receive
                                        0.630 of a share of Common Stock of the
                                        Company, and (b) the issuance of shares
                                        of Common Stock of the Company pursuant
                                        to the Merger Agreement.

2. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                            [Reverse of Proxy Card]

     THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.



                               Dated:                               , 1997
                                     -------------------------------

                               -------------------------------------------

                               -------------------------------------------
                               Signature(s) of Stockholder(s)

                               This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                               PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.